Exhibit 99.1

Stran & Company Appoints Ian Thomas Wall as Chief Information Officer

Quincy, MA / January 4, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG; SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, announces that it has appointed Ian Thomas Wall as its Chief Information Officer.

“We are thrilled to welcome Ian as our new Chief Information Officer given his impressive professional history and demonstrated ability to leverage technology to enhance operations, improve efficiency, and strengthen the customer experience,” commented Andy Shape, Chief Executive Officer of Stran. “His appointment follows recent key sales hires, which we believe will help accelerate our growth. Towards this end, we continue to implement digital technologies to provide our sales team with tools to enhance lead generation and closure rates. We also believe Ian’s skillset and experience in technological strategic planning will be invaluable as we work to improve our organizational efficiency and look forward to his contributions.”

“Part of what makes Stran a premier player within the promotional products industry is its history of developing, creating, and implementing technologies into its operations and services,” Mr. Wall added. “Given Stran’s forward-looking culture, I am excited to be a part of the senior leadership team, overseeing Stran’s technology strategies, and helping its clients and employees see better results more efficiently and profitably.”

Mr. Wall is an accomplished senior technology executive with over a decade of experience in digital transformation, technology road mapping, organizational development, continuous improvement, and risk management. Most recently, Mr. Wall served as the Senior Vice President of Digital Transformation and Service Delivery at Digital Radius, a consulting firm focused on digital transformation and implementing software-as-a-service solutions for its clients. At Digital Radius, Mr. Wall was responsible for overseeing all enterprise information technology and acted as a chief information officer for its clients and managing project teams. Prior to Digital Radius, Mr. Wall was the Chief Information Officer and Interim Vice President at Bentley University, where he managed a team of more than 70 people, and supported their global remote, hybrid, and on-campus learning technology operations. Previously, Mr. Wall held the position of Director of Enterprise Applications at Tufts University and managed the implementation, update, and support of the school’s enterprise applications while supervising 50 team members. Mr. Wall also served as the Director of Enterprise Business Intelligence at Vertex Pharmaceuticals and Head of Business Intelligence Strategy at Biogen Idec as well as Associate Director of Harvard University Information Technology (HUIT) at Harvard University. Mr. Wall holds a BA in Liberal Arts from the University of Massachusetts Amherst and an MS in Science & Engineering Management (MSEM) from Tufts University.

About Stran

For over 28 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These risks and uncertainties include those which are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com